UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-8814	84-0705083
(Commission File Number)	(IRS Employer Identification No.)

34501 East Quincy Avenue, Building 1, Suite D, Watkins, CO 80137

(Address of principal executive offices) (Zip Code)

Registrant’s telephone, including area code	(303) 292-3456

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock 1/3 of $.01 par value	PCYO	The NASDAQ Stock Market
(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders on January 15, 2025.  Holders of 24,074,631 shares of common stock outstanding as of the record date on November 15, 2024, were entitled to vote at the meeting, of which 21,184,129 shares, or 87.99% of those entitled to vote, were present in person or by proxy at the meeting.  The results of the matters voted upon and approved at the meeting are as follows:

1.	Election of Directors.

			Broker
	For	Withheld	Non-Votes
Mark W. Harding	14,231,085	411,366	6,541,678
Patrick J. Beirne	14,224,960	417,491	6,541,678
Wanda J. Abel	11,957,968	2,684,483	6,541,678
Frederick A. Fendel III	14,230,043	412,408	6,541,678
Susan D. Heitmann	14,459,221	183,230	6,541,678
Daniel R. Kozlowski	13,914,105	728,346	6,541,678
Jeffrey G. Sheets	13,752,460	889,991	6,541,678

2.	For the ratification of the appointment of Forvis Mazars, LLP as the Registrant’s independent registered public accounting firm for the 2025 fiscal year.
For	Against	Abstain	Broker
			Non-Votes
20,999,347	50,968	133,814	-

3.	For the approval, on an advisory basis, of executive compensation.
For	Against	Abstain	Broker
			Non-Votes
14,390,793	86,194	165,464	6,541,678

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2025

PURE CYCLE CORPORATION

By:	/s/ Marc Spezialy
Marc Spezialy
Vice President and Chief Financial Officer